Exhibit 10.36

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between HEALTH SCIENCES GROUP, INC., a Colorado corporation, with headquarters located at 6080 Center Drive, 6th Floor, Los Angeles California 90045 (the “Company”), and CASTLERIGG MASTER INVESTMENTS, LTD., a corporation organized under the laws of the British Virgin Islands with headquarters at 1251 Avenue of the Americas, New York, NY  10020 (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Sections 4(2) and 4(6) of the 1933 Act; and

WHEREAS, subject to the terms and conditions of this Agreement, the Investor wishes to purchase shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) in the aggregate amount of $250,000 together with the Warrants (as defined in Section 4(e) below), plus an option to purchase up to an additional $250,000 of Common Stock and attached Warrant under the same terms within one hundred twenty days from the initial Closing Date, and subject to acceptance of this Agreement by the Company;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

AGREEMENT TO PURCHASE; PURCHASE PRICE.

a.

Purchase of Common Stock; Certain Definitions.

(i)

Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the Investor hereby agrees to (1) purchase 117,647 shares of Common Stock for $0.85 per share, together with the Initial Warrant (as defined in Section 4(e) below) on the initial Closing Date, for an aggregate purchase price of $100,000 (the “Initial Purchase Price”), and (2) purchase 176,471 shares of Common Stock for $0.85 per share, together with the Second Warrant (as defined in Section 4(e) below), within five (5) business days of the execution of that certain Equity Line Purchase Agreement (the “Equity Line Agreement”) and related documents between the Company and an entity named by FCIM Corp. as more fully described in that certain Term Sheet executed by the Company, the Investor and Ezzat Jallad and annexed hereto as  Annex I, for an aggregate purchase price of $150,000 (the “Second Purchase Price”). The Investor shall also have an option (the “Option”) to purchase up to an additional 294,118 shares of Common Stock for a price of $0.85 per share, together with the Option Warrant (as defined in Section 4(e) below) for an aggregate purchase price of $250,000 (the “Option

Purchase Price”) at any time within one hundred twenty days from the second Closing Date (the “Option Exercise Period”). Exercise of the Option shall be effected by Investor’s delivery of (1) written notice to the Company within the Option Exercise Period identifying the number of shares of Common Stock the Investor is purchasing under the Option and (2) payment for such purchase (via certified check or wire transfer) at the Purchase Price per share of $0.85.

(ii)

The Initial Purchase Price, the Second Purchase Price and the Option Purchase Price shall be payable in United States Dollars.

b.

Certain Definitions.

As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

(i)

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

(ii)

“Closing Date” means the date of the closing of the purchase and sale of the Common Stock and Warrants receipt by the Company of the Initial Purchase Price.

(iii)

"Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

(iv)

“Effective Date” means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement) relating to the Securities.

(v)

“Last Audited Date” means December 31, 2003.

(vi)

“Investor Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Investor pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

(vii)

"Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) materially adversely affect the legality, validity or enforceability of the Securities or any of the Transaction Agreements, (x) have or result in a material adverse effect on the results of operations, assets, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (y) materially adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Agreements, or (z) materially and adversely affect the value of the rights granted to the Investor in the Transaction Agreements.

(viii) “Option Exercise Period” means one hundred twenty days from the second

Closing Date.

(ix)

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

(x)

“Principal Trading Market” means The NASDAQ OTC Bulletin Board.

(xi)

“Registration Rights Agreement” means the Registration Rights Agreement in the form annexed hereto as Annex II, as executed by the Investor and the Company simultaneously with the execution of this Agreement.

(xii)  “Securities” means the Common Stock and the Warrant Shares (as defined below).

(xiii)

“Shares” means the shares of Common Stock and the Warrant Shares and the shares issuable pursuant to Section 2(k).

(xiv)

“Transaction Agreements” means the Securities Purchase Agreement, the Registration Rights Agreement and the Warrant, and includes all ancillary documents referred to in those agreements.

(xv)

“VWAP” means the daily volume weighted average price of the Company’s Common Stock on the Principal Trading Market as reported by Bloomberg Financial L.P. (Based on a trading day from 9:30 a.m. Eastern Time to 4:00 p.m. Eastern Time) using the VWAP function on the date in question.

(xvi)

“Warrants” means the Initial Warrant, the Second Warrant and the Option Warrant  as set forth in Section 4(e) of this Agreement.

(xvii)

“Warrant Exercise Price” shall be $1.10 per share, subject to adjustment as set forth in the Warrant.

(xviii)

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

c.

Form of Payment; Delivery of Certificates.

(i)

As a condition precedent to the release of the Initial Purchase Price, the

Second Purchase Price and the Option Purchase Price to the Company, the Company shall deliver the Transaction Agreements, each duly executed on behalf of the Company and issued in the name of the Investor.

(ii)

Payment of the Initial Purchase Price, the Second Purchase Price and the Option Purchase Price shall be made by wire transfer or by certified check on the respective Closing Date as directed by the Company.

2.  INVESTOR REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

The Investor represents and warrants to, and covenants and agrees, with the Company as follows:

a.

Without limiting the Investor's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with the 1933 Act, the Investor is purchasing the Common Stock and the Initial Warrant and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.

The Investor resides in the state, province, or country set forth in the beginning of this Agreement.

c.

If the Investor is not a United States person (as defined in Regulation S under the 1933 Act), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction (the “Investor’s Jurisdiction”) in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within the Investor’s Jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions of the Investor’s Jurisdiction applicable to such purchase, (iii) any of Investor’s Jurisdiction’s government or other consents that may need to be obtained in connection with Investor’s execution of this Agreement and the other Transaction Agreements to which the Investor is a party, (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities.  The Investor’s subscription and payment for, and the Investor’s continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of the Investor’s Jurisdiction.

d.

The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act, (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

e.

All subsequent offers and sales of the Securities by the Investor shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

f.

The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

g.

The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Common Stock and the offer of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.  Without limiting the generality of the foregoing, the Investor has also had the opportunity to obtain and to review the Company's (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, (2) Quarterly Report on Form 10 QSB for the fiscal quarter ended June 30, 2004 and (3) any Periodic Report on Form 8-K filed by the Company since January 1, 2003 and up and through the Closing Date (collectively, the "Company's SEC Documents").

h.

The Investor understands that its investment in the Securities involves a high degree of risk.

i.

The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

j.

This Agreement and the other Transaction Agreements to which the Investor is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Investor and are valid and binding agreements of the Investor enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

k.

Investor is not aware of any action by Investor which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company or any Company Control Person relating to this Agreement or the transactions contemplated hereby.

l.

The Investor has not acted and does not intend to act as a group within the meaning of the Securities Exchange Act of 1934 (the “1934 Act”).

m.

The Investor (a) is subscribing for Securities of the Company for the Investor’s own account, own risk and own beneficial interest, (b) is not acting as an agent, representative, intermediary, nominee or in a similar capacity for any other person or entity, nominee account or beneficial owner, whether a natural person or entity (each such natural person or entity, an “Underlying Beneficial Owner”) and no Underlying Beneficial Owner will have a beneficial or economic interest in the Securities being purchased by the Investor (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction), (c) if it is an entity, including, without limitation, a fund-of-funds, trust, pension plan or any other entity that is not a natural person (each, an “Entity”), has carried out thorough due diligence as to and established the identities of such Entity’s Investors, directors, officers, trustees, beneficiaries and grantors (to the extent applicable, each a “Related Person” of such Entity), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of the Investor’s complete redemption from the Company, will request such additional information as the Company may require to verify such identities as may be required by applicable law, and will make such information available to the Company upon its request, and (d) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the securities to any Underlying Beneficial Owner or any other person; or

(ii)(a) is subscribing for Securities as a record owner and will not have a beneficial ownership interest in the Securities, (b) is acting as an agent, representative, intermediary, nominee or in a similar capacity for one or more Underlying Beneficial Owners (as defined in (A)(i)(a) above), and understands and acknowledges that the representations, warranties and agreements made in the Transaction Agreements are made by the Investor with respect to both the Investor and the Underlying Beneficial Owner(s), (c) has all requisite power and authority from the Underlying Beneficial Owner(s) to execute and perform the obligations under the Subscription Agreement,(d) has carried out thorough due diligence as to and established the identities of all Underlying Beneficial Owners (and, if an Underlying Beneficial Owner is not a natural person, the identities of such Underlying Beneficial Owner’s Related Persons (to the extend applicable), holds the evidence of such identities, will maintain all such evidence for at least five years from the date of the Investor’s complete redemption from the Company, and will make such information available to the Company upon its request and (e) does not have the intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Securities to any person other than the Underlying Beneficial Owners(s).  Notwithstanding anything contained herein to the contrary, the parties acknowledge that the Investor may be controlled by individual shareholders who may be deemed Underlying Beneficial of the Securities.

           n.

The proposed investment in the Company that is being made on the Investor’s own behalf or, if applicable, on behalf of any Underlying Beneficial Owners does not directly or indirectly contravene United States federal, state, local or international laws or regulations applicable to the Investor, including anti-money laundering laws (a “Prohibited Investment”).

o.

Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals.  The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at www.treas.gov/ofac.  The Investor hereby represents and warrants that neither the Investor nor, if applicable, any Underlying Beneficial Owner or Related Person, is a country, territory, person or entity named on an OFAC list, nor is the Investor nor, if applicable, any Underlying Beneficial Owner or Related Person, a natural person or entity with whom dealings are prohibited under any OFAC regulations.

p.

Neither the Investor nor, if applicable, any Underlying Beneficial Owner or Related Person, is a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure within the meaning of, and applicable guidance issued by the Department of the Treasury concerning, the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended, and any regulations promulgated thereunder.

q.

The Investor agrees to indemnify and hold harmless the Company, its affiliates, their respective directors, officers, managers, partners, shareholders, employees, agents and representatives (each, an “Indemnitee”) from and against any and all losses, liabilities, damages, penalties, costs, fees and expenses (including legal fees and disbursements) (collectively, “Damages”) which may result, directly or indirectly, from the Investor’s misrepresentations or misstatements contained herein or breaches hereof relating to paragraphs (m) through (p).

r.

The Investor understands and agrees that, notwithstanding anything to the contrary contained in any document (including any side letters or similar agreements), if, following the Investor’s investment in the Company, it is discovered that the investment is or has become a Prohibited Investment, such investment may immediately be redeemed by the Company at cost or otherwise be subject to the remedies required by law, and the Investor shall have no claim against any Indemnitee for any form of Damages as a result of such forced redemption or other action.

s.

Upon the written request from the Company, the Investor agrees to provide all information to the Company to enable the Company to comply with all applicable anti-money laundering statutes, rules, regulations and policies, including any policies applicable to a portfolio investment held or proposed to be held by the Company.  The Investor understands and agrees that the Company may release confidential information about the Investor and, if applicable, any Underlying Beneficial Owner(s) or Related Person(s) to any person, if the Company, in its sole discretion, determines that such disclosure is necessary to comply with applicable statutes, rules, regulations and policies.

3.

COMPANY REPRESENTATIONS, ETC.   The Company represents and warrants to each Investor as of the date hereof and as of the Closing Date that:

a.

Rights of Others Affecting the Transactions.  There are no preemptive rights of any shareholder of the Company, as such, to acquire the Common Stock or the Warrant.  No party has a currently exercisable right of first refusal, which would be applicable to any, or all of the transactions contemplated by the Transaction Agreements.

b.

Status.  The Company and its subsidiaries, XCEL Medical Pharmacy, Inc. d/b/a XCEL Healthcare, BioSelect Innovations, Inc. and Quality Botanical Ingredients, Inc.  (collectively, the “Subsidiaries”) are corporations duly organized, validly existing and in good standing under the laws of their states of incorporation and have the requisite corporate power to own their properties and to carry on their business as now being conducted.  The Company and its subsidiaries are duly qualified as foreign corporations to do business and are in good standing in each jurisdiction where the nature of the business conducted or property owned by each makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect.  The Company has registered its stock and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act.  The Common Stock is listed and quoted on the Principal Trading Market.  The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing and quotation on the Principal Trading Market and the Company has maintained all requirements for the continuation of such listing.  The Company is the sole shareholder of the Subsidiaries.

c.

Authorized Shares.  The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, $0.001 par value per share, of which, as of September 14, 2004, there are (i) 13,816,173 shares of common stock (ii) 2,352,948 shares of Series A convertible preferred stock and (iii) 30 shares of Series B convertible preferred stock issued and outstanding.  The Series A and Series B convertible Preferred Stock are convertible into 2,342,941 and 882,353 shares of Common Stock respectively.  As of the date hereof, no shares of Series A convertible preferred stock and/or Series B convertible preferred stock have been converted into shares of common stock.  All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.  The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares.  The Shares have been duly authorized and, when issued upon exercise of the Warrant, will be duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

d.

Transaction Agreements and Stock.  This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company.  This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

e.

Non-contravention.  The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which their or any of their properties or assets are bound, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or the Subsidiaries or any of their properties or assets, except if such conflict, breach or default would not have or result in a Material Adverse Effect.

f.

Approvals.  To the Company’s knowledge, no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange is required to be obtained by the Company for the issuance and sale of the Securities to the Investor as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained or for which the failure to obtain such would not, individually or in the aggregate, have a Material Adverse Effect.

g.

Filings.  To the Company’s knowledge, none of the Company’s SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.  Except as set forth in Schedule 3(g), the Company has, since September 1, 2001, timely filed all requisite forms, reports and exhibits with the SEC.

h.

Absence of Certain Changes. Since December 31, 2003 there has been no material adverse change in the Company’s business and no Material Adverse Effect, except as disclosed in the Company’s SEC Documents.  Since December 31, 2003, except as provided in the Company’s SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business;  (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices, or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment or received any notice of termination from any executive officer.

i.

Absence of Litigation.  There is no material action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending against or affecting the Company or the Subsidiaries before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other Person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.  There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company or any of the Subsidiaries is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

j.

No Undisclosed Liabilities or Events.  The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since June 30, 2004, or which individually or in the aggregate, does not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.  There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

k.

Full Disclosure.  There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company’s SEC Documents) that has not been disclosed in writing to the Investor that (i) would reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to the Transaction Agreements, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Investor in the Transaction Agreements.

l.

Prior Issues.  Except as provided in the Company’s SEC Documents, during the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities which are convertible into Common Stock for a consideration below $.85 per share.

m.

No Default.  To the Company’s knowledge, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect on the business, operations or the condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole.

n.

No Integrated Offering.  Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time in the six months prior to the date hereof, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

o.

Dilution  The Company’s executive officers and directors understand and acknowledge that the number of Shares issuable upon the exercise of the Warrant may increase in certain circumstances, including, the circumstance wherein the trading price of the Common Stock declines.  The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect.  The board of directors of the Company has concluded, in its good faith business judgment that such issuance is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Shares upon exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.  The issuance of the Shares will not result in the issuance by the Company of any additional securities pursuant to any anti-dilution provisions applicable to any securities.

p.

Internal Accounting Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

q.

Tax Status.  To the Company’s knowledge, the Company and each of its subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be delinquent by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  None of the Company’s tax returns is presently being audited by any taxing authority.

r.

Fees.   The Company is not aware of any action by the Company which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company or any Company Control Person relating to this Agreement or the transactions contemplated hereby.

4.

CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

a.

Transfer Restrictions.  The Investor acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said rule and further, if said rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

b.

Restrictive Legend.  The Investor acknowledges and agrees that the Securities and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

c.

Filings.  The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Investor under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market.

d.

Reporting Status.  So long as the Investor beneficially owns any of the Securities, the Company shall use commercially reasonably efforts to file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act and not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.  The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. applicable to it at least so long as the Investor beneficially owns any of the Securities.

e.

Warrants.  The Company agrees to issue to the Investor (i) on the initial Closing Date, a transferable warrant (the “Initial Warrant”) for the purchase of an aggregate of 117,647 shares (a number of shares equal to one hundred percent (100%) of the Common Stock Shares purchased at the initial Closing Date) at the Warrant Exercise Price and (ii) on the second Closing Date, a transferable warrant (the “Second Warrant”) for the purchase of an aggregate of 176,471 shares (a number of shares equal to one hundred percent (100%) of the Common Stock Shares purchase at the second Closing Date) .  The Initial Warrant and the Second Warrant will be exercisable commencing upon the date of issuance and shall expire on the last day of the calendar month in which the fifth anniversary of the date of issuance occurs.  The Initial Warrant and the Second Warrant shall be in the form annexed hereto as Annex III, and shall have registration rights as provided in the Registration Rights Agreement. If the Investor exercises the Option (referred to in Section 1(a)(1) above) and pays for such shares of Common Stock purchased thereunder within the Option Exercise Period, then the Company shall issue the Option Warrant to the Investor that shall accompany delivery of the Common Stock issued pursuant to the Option.  The Option Warrant shall be identical to the Initial Warrant and Second Warrant, except that the number of shares of the Option Warrant shall be equal to the number of shares purchased pursuant to exercise of the Option (i.e., between 1 and 294,118).

f.

Available Shares.  The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the “Minimum Available Shares”) at least equal to the sum of one hundred percent (100%) of the number of shares issuable upon exercise the Warrants held by the Investor.

g.

No Shorting.     The Investor agrees that it will not enter into any Short Sales (as hereinafter defined) from the period commencing on the execution of this Agreement and ending on the date on which no Investor holds any outstanding shares of Common Stock of the Company.  For purposes of this section, a “Short Sale” by the Investor shall mean a sale of Common Stock by the Investor that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Investor.

h.

Favored Nation Clause.

(i)

If during the period commencing with the Closing Date and terminating nine (9) months after the effectiveness of the registration statement being filed pursuant to the Registration Rights Agreement (the “Registration Statement”), the Company issues (A) Common Stock, or any right, warrant or option to purchase Common Stock or any security convertible into or exchangeable for Common Stock, or any obligation or any share of stock convertible into or exchangeable for Common Stock for a “consideration per share actually received” less than the Purchase Price other than (1) the issuance of shares of Common Stock upon exercise of options and warrants granted prior to the date of this Agreement or (2) issuances of shares of Common Stock upon conversion of debt instruments or preferred stock issued prior to the date of this Agreement; then forthwith upon such issue or sale, the Investor shall receive such additional shares of Common Stock as may be necessary to maintain its ownership percentage of the then outstanding shares of Common Stock of the then outstanding shares of Common Stock of the Company on a fully diluted basis on a fully-diluted basis;(B) shares of its Common Stock (or other instruments convertible into shares of Common Stock) in conjunction with the issuance of warrants, options  or other rights to purchase Common Stock (the “New Warrants”) but (1) with more favorable warrant coverage, then the Investor shall have the right to require the Company to issue the Investor additional Warrants to purchase additional Shares equal to the difference between the new Warrants and the Warrants or (2) which New Warrants or rights contain terms more favorable than the Warrants issued herewith, the Investor shall have the right to require the Company to issue the Investors new Warrants(s) containing such “favored terms.”  The provisions of this paragraph shall not apply to the issuance by the Company of debt obligations that are not convertible into equity securities or for which the holder of the debt obligations does not receive equity securities.

For purposes of this paragraph, the following provisions will be applicable:

(A)

In the case of an issue or sale for cash of shares of Common Stock, the “consideration per share actually received” by the Company shall be deemed to be the amount of cash received, before deducting therefrom any commissions or expenses paid by the Company. Where such consideration consists of securities, the amount of consideration actually received by the Company will be the market price thereof as of the date of receipt.  In case any Common Stock are issued in connection with any acquisition, merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets of the non-surviving corporation as is attributable to such Common Stock.

(B)

In case of the issuance (otherwise than upon conversion or exchange of obligations or shares of stock of the Company) of additional shares of Common Stock for a consideration other than cash or securities or a consideration partly other than cash or securities, the amount of the consideration other than cash received by the Company for such shares shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors.

i.

Restrictions on Filing Registration Statements.  The Company shall not register any shares of Common Stock pursuant to the registration statement for the Securities other than (i) the Securities and (ii) the Common Stock to be issued pursuant to the Equity Line Agreement.  The Company shall not file any registration statements with respect to any other shares of Common Stock until 90 calendar days after the Effective Date, except for any registration statement(s) for which the Company is obligated to file pursuant to any written agreements in effect as of the date hereof.

j.

Structured Equity Purchase Commitment.  The Company shall, in good faith, work with the Investor to execute the Equity Line Agreement.

k.

Previously Warrants held by the Investor.  The Company acknowledges that the warrant previously issued to the Investor in connection with the those certain convertible debenture issued to the Investor on May 21, 2003 (the “May 2003 Warrant”) shall be amended to (i) reduce the exercise price of the May 2003 Warrant to $1.10 per share and (ii) to restrict the Investor from exercising the May 2003 Warrant to the extent that exercise of the May 2003 Warrant would result in beneficial ownership by the Investor and its affiliates of more than 9.99% of the outstanding shares of the Company’s Common Stock (after taking into account the shares to be issued to the Investor upon such exercise)

5.

TRANSFER AGENT INSTRUCTIONS.

The Company will authorize its transfer agent to give information relating to the Company directly to the Investor or the Investor’s representatives upon the request of the Investor or any such representative, to the extent such information relates to the status of shares of Common Stock issued or claimed to be issued to the Investor in connection with exercise of a Warrant.

6.

CLOSING DATE.

a.

The Closing Dates shall occur on the date which is the first business day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

b.

The closings of the purchase and issuance of the Common Stock and Warrant shall occur on the Closing Date at the offices of the Company at 2:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Investor.

7.

CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The Investor understands that the Company's obligation to sell the Common Stock to the Investor pursuant to this Agreement on the Closing Date is conditioned upon:

a.

The execution and delivery of the Transaction Agreements by the Investor;

b.

Delivery to the Company good funds as payment in full of an amount equal to the Purchase Price for the Securities in accordance with this Agreement.

c.

The accuracy on each Closing Date of the representations and warranties of the Investor contained in this Agreement, each as if made on such date, and the performance by the Investor on or before such date of all covenants and agreements of the Investor required to be performed on or before such date;

d.

There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, which shall not have been obtained.

8.

CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE.

The Company understands that the Investor's obligation to purchase the Common Stock on the Closing Date is conditioned upon:

a.

The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

b.

The accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

c.

On each Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

d.

There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval, which shall not have been obtained;

e.

From and after the date hereof to and including each Closing Date, each of the preceding conditions will have remained in effect and the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market.

9.

INDEMNIFICATION.

a.

(i)  The Company agrees to indemnify and hold harmless the Investor and its officers, directors, employees, and agents, and the Investor Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees, or duly authorized agents, or the Investor Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, except to the extent such Damages result from the Investor's failure to perform any covenant or agreement contained in this Agreement or the Investor's or its officers, directors, employees, agents or the Investor Control Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

(ii)

The Investor agrees to indemnify and hold harmless the Company and its officers, directors, employees, and agents, and each Company Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Company, its partners, Affiliates, officers, directors, employees, or duly authorized agents, or any such Company Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Investor contained in this Agreement, except to the extent such Damages result primarily from the

Company’s failure to perform any covenant or agreement contained in this Agreement or the Company’s or its officers, directors, employees, agents or Company Control Persons negligence, recklessness or bad faith in performing its obligations under this Agreement.

b.

All claims for indemnification by any Indemnified Party (as defined below) under this Section 9 shall be asserted and resolved as follows:

(i)      In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section 9 (an "Indemnified Party") might seek indemnity under Section 9(a) is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section 9 against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section 9 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.  The following provisions shall also apply:

(x)  If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9(b), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9(a)). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 9(a) with respect to such Third Party Claim.

(y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9(b), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 9(a) or fails to notify the Indemnified Party within the Dispute Period  whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim

Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9(a) and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

c.

The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.  The indemnification required by this Section 9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

10.

GOVERNING LAW:  MISCELLANEOUS.

a.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York, New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  To the extent determined by such court, the Company shall reimburse the Investor for any reasonable legal fees and disbursements incurred by the Investor in enforcement of or protection of any of its rights under this Agreement

b.

At the Closing Date, the Company shall reimburse the Investor for the legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Agreements by paying to up to an aggregate of $10,000 for the preparation and negotiation of the Transaction Agreements.  Other than the amounts contemplated in the immediately preceding sentence, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

c.

Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

e.

All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

f.

A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

g.

This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

h.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

i.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

 j.

This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

k.

This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11.

NOTICES.  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

a.

the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

b.

the third business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

c.

the date delivered after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate to each of the other parties hereto):

COMPANY:

Health Sciences Group, Inc.

at its address at the head of this Agreement

Attn:   Fred E. Tannous, CEO

Telephone No.: (310) 242-6700

Facsimile No.: (310) 362-8607

with a copy to:

Lindon Law Corporation

14724 Ventura Blvd., Suite 502

Sherman Oaks, CA 91403

Attn:  Mark Lindon, Esq.

Telephone: (818) 783-2323

Facsimile: (310) 427-7181

Investor:

At the address set forth in the beginning of this Agreement.

with a copy to:

McLaughlin & Stern LLP

260 Madison Avenue

New York, NY 10016

Attn: Steven W. Schuster, Esq.

Telephone No: (212) 448-1100

Facsimile No:  (212) 448-0066

12.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Anything  in this Agreement or the other Transaction Agreements to the contrary notwithstanding, the Company’s and the Investor’s representations and warranties herein shall survive the execution and delivery of this Agreement for a period of one year from the date hereof, except the Investors’ representations and warranties in Section 2(m), which shall survive until the applicable statute of limitations, and shall inure to the benefit of the Investor and the Company and their respective successors and assigns.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Investor as of September 14, 2004.

CASTLERIGGMASTER INVESTMENTS, LTD.

Signature:  ____________________

Purchase Price: $

Printed Name:

__________________

Office:________________________

Title: _________________________

           ________________________

Telephone No._____________________

Facsimile  No.______________________

HEALTH SCIENCES GROUP, INC.

By: _____________________________

Printed Name: ___________________________Date: _______, 2004

Title: __________________

ANNEX I

STRUCTURED EQUITY PURCHASE COMMITMENT TERM SHEET

ANNEX II

FORM OF REGISTRATION RIGHTS AGREEMENT

ANNEX III

FORM OF WARRANT

SCHEDULE 3(g)

SCHEDULE 3(g)

Reporting Obligations Not Timely Met

1.

On September 25, 2001 the Company filed a Form 8-K reporting the change of the Company’s name that was approved by the shareholders on September 4, 2001.

2.

On December 31, 2001 the Company filed a Form 8-K reporting the acquisition of XCEL Healthcare, Inc. that was completed on December 14, 2001.

3.

On March 5, 2001 the Company filed a Form 8-K/A disclosing the financial information related to the Company’s acquisition of XCEL Healthcare, Inc.

4.

On April 16, 2002 the Company filed its Form 10-KSB.  This filing was required to be made on April 15, 2002.

5.

On May 13, 2002 the Company filed a Form 8-K reporting the rescission of a Stock Purchase Agreement entered into with International Pharmaceutical Group LLC which occurred on April 26, 2002.

6.

On August 20, 2002 the Company filed a Form 10-QSB.  This filing was required to be made on August 19, 2002.